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                                                                      Exhibit 12

     STATEMENT REGARDING COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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
                                          FOR THE NINE
                                          MONTHS ENDED
                                          SEPTEMBER 30,                        FOR THE YEAR ENDED DECEMBER 31,
                                    ------------------------    --------------------------------------------------------------------
                                        2003        2002          2002           2001           2000           1999           1998
                                    -----------  -----------    --------      ---------      ---------      ---------      ---------
                                                                                   (DOLLARS IN THOUSANDS)
Earnings:
   Income before income taxes ..     $ 139,984     $ 50,568     $ 52,026      $ 107,782      $ 170,066      $ 104,284      $ 124,848
   Fixed charges ...............            66          67            94             95             93             82             56
                                     ---------     --------     --------      ---------      ---------      ---------      ---------
     Adjusted earnings .........     $ 140,050     $ 50,635     $ 52,120      $ 107,877      $ 170,159      $ 104,366      $ 124,904
                                     =========     ========     ========      =========      =========      =========      =========
Fixed Charges:
   Portions of rent deemed
     representative of interest
     factor ....................     $      66     $    67      $     94      $      95      $      93      $      82      $      56
                                     =========     =======      ========      =========      =========      =========      =========

Ratio of earnings to fixed
     charges ...................      2,122.0x      755.7x        554.5x       1,135.5x       1,829.7x       1,272.8x       2,230.4x
                                     =========     =======      ========      =========      =========      =========      =========


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